Exhibit 99.1

OSHKOSH CORPORATION

FOR IMMEDIATE RELEASE

For more information, contact:
Financial:	Patrick Davidson
Vice President, Investor Relations
920.966.5939

Media:	Ann Stawski
Vice President, Marketing Communications
920.966.5959

OSHKOSH CORPORATION ANNOUNCES PRICING OF

$500 MILLION OF SENIOR NOTES

OSHKOSH, WI – (February 26, 2010) – Oshkosh Corporation (NYSE: OSK) today announced that it priced $250 million of senior notes due 2017 and $250 million of senior notes due 2020 in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933 and in offshore transactions pursuant to Regulation S under the Securities Act.  The senior notes due 2017 were priced at par with an interest rate of 8¼%, and the senior notes due 2020 were priced at par with an interest rate of 8½%.  The offering is expected to close on March 3, 2010.

The Company expects to receive approximately $489.5 million in proceeds from the sale of the notes, after deducting underwriting discounts and commissions and estimated expenses of the offering.  The Company will use all of the net proceeds from the sale of the notes to repay a portion of the debt currently outstanding under term loan B under the Company’s senior secured credit facility.

The notes have not been registered under the Securities Act of 1933 or the securities laws of any state and may not be offered or sold in the United States absent registration or an exemption from the registration requirements of the Securities Act and applicable state securities laws.  This press release does not constitute an offer to sell or the solicitation of an offer to buy the notes, nor shall there be any sale of the notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Oshkosh Corporation

Oshkosh Corporation is a leading designer, manufacturer and marketer of a broad range of specialty access equipment, commercial, fire & emergency and military vehicles and vehicle bodies.  Oshkosh Corporation manufactures, distributes and services products under the brands of Oshkosh®, JLG®, Pierce®, McNeilus®, Medtec®, Jerr-Dan®, Oshkosh Specialty Vehicles, Frontline™, SMIT™, CON-E-CO®, London® and IMT®.  Oshkosh products are valued worldwide in businesses where high quality, superior performance, rugged reliability and long-term value are paramount.

®, TM All brand names referred to in this news release are trademarks of Oshkosh Corporation or its subsidiary companies.

Forward-Looking Statements

This press release contains statements that the Company believes to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements other than statements of historical fact, including, without limitation, statements regarding the Company’s future financial position, business strategy, targets, projected sales, costs, earnings, capital expenditures, debt levels and cash flows, and plans and objectives of management for future operations, are forward-looking statements.  When used in this press release, words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “project” or “plan” or the negative thereof or variations thereon or similar terminology are generally intended to identify forward-looking statements.  These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond the Company’s control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements.  These factors include risks related to sustaining the required rate of production for the M-ATV contract and the amount, if any, of additional orders for M-ATVs that the Company may receive; the cyclical nature of the Company’s access equipment, commercial and fire & emergency markets, especially during a global recession and tight credit markets; the duration of the global recession, which could lead to additional impairment charges related to many of the Company’s intangible assets; the expected level and timing of U.S. Department of Defense procurement of products and services and funding thereof; risks related to reductions in government expenditures, the potential for the government to competitively bid the Company’s Army and Marine contracts and the uncertainty of government contracts generally; the consequences of financial leverage associated with the JLG acquisition, which could limit the Company’s ability to pursue various opportunities; risks related to the collectability of receivables during a recession, particularly for those businesses with exposure to construction markets; risks related to production delays as a result of the economy’s impact on the Company’s suppliers; the potential for commodity costs to rise sharply, including in a future economic recovery; risks associated with international operations and sales, including foreign currency fluctuations; and the potential for increased costs relating to compliance with changes in laws and regulations.  Additional information concerning these and other factors is contained in the Company’s filings with the Securities and Exchange Commission.  All forward-looking statements speak only as of the date of this press release.  The Company assumes no obligation, and disclaims any obligation, to update information contained in this press release.

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